UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 29, 2018 (March 28, 2018)
 OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

On March 28, 2108, Donald E. McLaughlin, a Director of the Registrant, indicated his intention to retire from the Registrant’s Board of Directors at its 2018 Annual Meeting of Stockholders to be held on May 31, 2018 (the “2018 Annual Meeting”). Mr. McLaughlin is retiring to spend more time with his family and on personal business.  In addition, the Registrant’s Board of Directors approved, subject to stockholder approval at the 2018 Annual Meeting, an amendment to the Company’s Certificate of Incorporation to declassify the Board.  To facilitate the transition to a declassified Board, each member of the Board of Directors with a term extending beyond the 2019 Annual Meeting of Stockholders has agreed to resign immediately after the 2018 Annual Meeting, assuming shareholder approval of the proposal to declassify the Board, and each such Director, other than Mr. McLaughlin, will be immediately re-appointed for a one-year term expiring at the 2019 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Date: March 29, 2018	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel and Corporate Secretary